Exhibit 4.5

EXECUTION COPY

AMENDMENT NO. 1 TO
AMENDED AND RESTATED INTERCREDITOR AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT, dated as of July 11, 2014 (this “Amendment”), is among GE Commercial Distribution Finance Corporation, a Delaware corporation (“CDF”), Brunswick Acceptance Company, LLC, a Delaware limited liability company (“BAC”), Polaris Acceptance, an Illinois general partnership (“PA”), General Electric Capital Corporation, a Delaware corporation (“GECC” and together with CDF, BAC and PA, the “Sellers”), GE Dealer Floorplan Master Note Trust (the “Trust”), and GECC, as servicer (the “Servicer”).

BACKGROUND

WHEREAS, the parties hereto executed an Amended and Restated Intercreditor Agreement dated as of November 9, 2006 (the “Intercreditor Agreement”), and now wish to amend the Intercreditor Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms defined in the Intercreditor Agreement and used but not otherwise defined herein have the meanings given to them in (or by reference in) the Intercreditor Agreement.

SECTION 2. Amendment to Intercreditor Agreement.

(a)          Article V of the Intercreditor Agreement is hereby amended by adding the following new Section 5.13 immediately following Section 5.12:

“SECTION 5.13 “The parties hereto acknowledge and agree that the Sellers have signed this Agreement in their individual capacities and not in their capacities as agents for any other parties.  The terms Seller Collateral, Trust Collateral and Common Collateral shall not include any property pledged to a Seller in its capacity as lender agent under any Syndicated Financing Agreement, and the term Security Agreement shall not include any security agreements or any other instruments, documents or agreements evidencing or creating any security interest or title in favor of a Seller, in its capacity as lender agent under a Syndicated Financing Agreement, in all or any portion of any property or assets of a Dealer.”

SECTION 3. Representations and Warranties. In order to induce the parties hereto to enter into this Amendment, each of the parties hereto represents and warrants unto the other parties hereto as set forth in this Section 3:

(a)          Due Authorization, Non Contravention, etc. The execution, delivery and performance by such party of the Amendment are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents; or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and

Amendment No. 1 to Amended and Restated Intercreditor Agreement

(b)          Validity, etc. This Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.

SECTION 4. Binding Effect; Ratification.

(a)          This Amendment is dated as of the date first set forth above and shall become effective when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter this Amendment shall be binding on the parties hereto and their respective successors and assigns.

(b)          The Intercreditor Agreement, as amended hereby, remains in full force and effect. On and after the date hereof, each reference in the Intercreditor Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Intercreditor Agreement, shall mean and be a reference to such Intercreditor Agreement, as amended hereby.

(c)          Except as expressly amended hereby, the Intercreditor Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5. Miscellaneous.

(a)          THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)          EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS AMENDMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AMENDMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 OF THE INTERCREDITOR AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

2	Amendment No. 1 to Amended and Restated Intercreditor Agreement

(c)          BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d)          Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment or any provision hereof.

(e)          This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)          Executed counterparts of this Amendment may be delivered electronically.

[SIGNATURES FOLLOW]

3	Amendment No. 1 to Amended and Restated Intercreditor Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION,
as a Seller

By:	/s/ John E. Peak
Name:	John E. Peak
Title:	Vice President

S-1	Amendment No. 1 to Amended and Restated Intercreditor Agreement

BRUNSWICK ACCEPTANCE
COMPANY, LLC, as a Seller

By:	/s/ John E. Peak
Name:	John E. Peak
Title:	Management Committee Member

S-2	Amendment No. 1 to Amended and Restated Intercreditor Agreement

POLARIS ACCEPTANCE,
as a Seller

By:	/s/ John E. Peak
Name:	John E. Peak
Title:	Management Committee Member

S-3	Amendment No. 1 to Amended and Restated Intercreditor Agreement

GENERAL ELECTRIC
CAPITAL CORPORATION,
as a Seller and as Servicer

By:	/s/ Peter M. Graham
Name:	Peter M. Graham
Title:	Authorized Signatory

S-4	Amendment No. 1 to Amended and Restated Intercreditor Agreement

GE DEALER FLOORPLAN MASTER
NOTE TRUST

By:	BNY MELLON TRUST OF DELAWARE,
not in its individual capacity,
but solely as Trustee on behalf of the Trust

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President

S-5	Amendment No. 1 to Amended and Restated Intercreditor Agreement

Agreed and acknowledged as of
the date first above written:

DEUTSCHE BANK TRUST COMPANY
AMERICAS,
not in its individual capacity
but solely as Indenture Trustee

By:	/s/ Louis Bodi
Name:	Louis Bodi
Title:	Vice President

By:	/s/ Mark Esposito
Name:	Mark Esposito
Title:	Assistant Vice President

S-6	Amendment No. 1 to Amended and Restated Intercreditor Agreement